Exhibit 10.5

FIRST AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is entered into as of this May 9, 2023 by and between Progressive Care Inc., a Delaware corporation (the “Company”) and NextPlat Corp, a Nevada corporation (“Purchaser”). The Company and Purchaser are sometimes individually referred to in this Amendment as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on November 16, 2022, the Company and the Purchaser entered into a Securities Purchase Agreement pursuant to which the Company has agreed to issue, and Purchaser has agreed to purchase, from time to time during the three year term of the SPA, up to an aggregate of $10 million of secured convertible debentures from the Company (the “Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

WHEREAS, in accordance with Section 5.5 of the Agreement, the Parties wish to amend the Agreement as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1. Amendments to Agreement. The Agreement is hereby amended as follows:

(a) The definition of “Debentures” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Debentures” means the Original Issue Discount Convertible Debentures to be issued by the Company to the Purchaser hereunder, due, subject to the terms therein, three (3) years from their date of issuance, convertible as provided therein, in whole or in part, at the option of the Purchaser at a conversion price of $2.20 per share of the Company’s common stock, subject to adjustment as provided in the form of Debenture, and in all material respects in the form of Exhibit A attached hereto.

(b) The “Original Conversion Price” listed on the face of the Form of Debenture included at Exhibit A of the Agreement is hereby deleted and replaced with the following:

Original Conversion Price (subject to adjustment herein): $2.20

(c) Section 4(b) of the Form of Debenture included at Exhibit A of the Agreement is hereby deleted and replaced with the following:

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $2.20 per Common Share, subject to adjustment herein (the “Conversion Price”).

2. No Other Amendments and No Waiver. Except as otherwise expressly set forth in this Amendment, the Agreement shall remain in full force and effect without change or modification.

3. Headings. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

5. Execution. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

**Signatures on Next Page**

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first above written.

COMPANY:

PROGRESSIVE CARE INC.

By:
Name:
Title:

PURCHASER:

NEXTPLAT CORP

By:
Name:
Title: